Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To: OSK Capital II Corp.

As independent registered certified public accountants, we consent to the use in this Annual Report on Form 10-KSB/A of OSK Capital II Corp. of our report for the year ended September 30, 2005, relating to the consolidated financial statements of OSK Capital II Corp. and its subsidiaries, which appear in such Annual Report.


/s/ Michael Pollack  CPA
-------------------------

/s/ Michael Pollack  CPA
Cherry Hill, NJ
April 7, 2006